Exhibit 99.02

October 3, 2012

Mr. James McGill
Chairman
MacroSolve, Inc.
1717 S Boulder Ave #700
Tulsa OK 74119

Re: Resignation

Dear Mr. McGill:

I am hereby resigning from the MacroSolve, Inc. Board of Directors effective immediately to pursue other opportunities.

It has been my pleasure to serve on the Board and I wish MacroSolve every success in the future.

Sincerely,

/s/ Dale Schoenefeld
Dr. Dale Schoenefeld